                                                                   EXHIBIT 10.10

================================================================================
                               ALLIANCE AGREEMENT

                                     AMONG

                           DET SONDENFJELDS - NORSKE
                              DAMPSKIBSSELSKAB ASA

                                      AND

                             HORIZON OFFSHORE, INC.

                            HIGHWOOD PARTNERS, L.P.

                          WESTGATE INTERNATIONAL, L.P.


                          Dated as of December 4, 1997
================================================================================

                               TABLE OF CONTENTS

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                                                                                    Page
ARTICLE I
     DEFINITIONS..................................................................  1
     Section 1.1        Definitions...............................................  1

ARTICLE II
     PURCHASE AND SALE............................................................  2
     Section 2.1        Purchase and Sale of Shares...............................  2
     Section 2.2        The Closing...............................................  2
     Section 2.3        Closing Deliveries........................................  2

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF HORIZON....................................  3
     Section 3.1        Organization and Corporate Power..........................  3
     Section 3.2        Capital Stock and Related Matters.........................  4
     Section 3.3        Authorization; No Breach..................................  4
     Section 3.4        Financial Statements......................................  5
     Section 3.5        Litigation; Observance of Agreements, Statutes and Orders.  5
     Section 3.6        Taxes.....................................................  5
     Section 3.7        Title to Property; Leases.................................  6
     Section 3.8        Licenses, Permits, etc....................................  6
     Section 3.9        Environmental Matters.....................................  6
     Section 3.10       Employee Benefit Plans....................................  7
     Section 3.11       Insurance.................................................  7
     Section 3.12       No Finder's Fee...........................................  8

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE SELLERS................................  8
     Section 4.1        Title to Shares...........................................  8
     Section 4.2        Authorizations; No Breach.................................  8
     Section 4.4        Limitations on Representations and Warranties.............  9
     Section 4.5        No Finder's Fee...........................................  9

ARTICLE V
     DSND'S REPRESENTATIONS AND WARRANTIES........................................  9
     Section 5.1        Organization and Corporate Power..........................  9
     Section 5.2        Authorization; No Breach..................................  9
     Section 5.3        Restricted Shares......................................... 10
     Section 5.4        Purchaser Inquiry......................................... 10
     Section 5.5        No Finder's Fee........................................... 10

ARTICLE VI
     DEEPWATER JOINT VENTURE...................................................... 10
     Section 6.1        Joint Venture Entity...................................... 10
     Section 6.2        Joint Venture Vessels..................................... 11
     Section 6.3        Joint Venture Agreement................................... 11
     Section 6.4        Non-Compete............................................... 11

ARTICLE VII
     MISCELLANEOUS................................................................ 11
     Section 7.1        DSND Option............................................... 12
     Section 7.2        Notice of Intent to Sell.................................. 12
     Section 7.3        Further Assurance......................................... 12
     Section 7.4        Expenses.................................................. 12
     Section 7.5        Survival.................................................. 12
     Section 7.6        Entire Agreement.......................................... 12
     Section 7.7        Successors and Assigns.................................... 13
     Section 7.8        Governing Law............................................. 13
     Section 7.9        Interpretation............................................ 13

                                LIST OF EXHIBITS

Exhibit A      Defined Terms
Exhibit B      Form of Stockholder's Agreement
Exhibit C      Form of Memorandum of Agreement and "Barecon 89" Standard
               Bareboat Charter
Exhibit D      Form of Option Agreement
Exhibit E      Form of Opinion of Counsel to Horizon and the Sellers
Exhibit F      Form of Opinion of Counsel to DSND
Exhibit G      Layspread Specifications

                               ALLIANCE AGREEMENT

     This ALLIANCE AGREEMENT (this "Agreement"), dated as of December 4, 1997, is by and among Det Sondenfjelds - Norske Dampskibsselskab ASA , a Norwegian corporation ("DSND"), Horizon Offshore, Inc., a Delaware corporation ("Horizon"), Highwood Partners, L.P., a Delaware limited partnership ("Highwood"), and Westgate International, L.P., a Cayman Islands exempted limited partnership ("Westgate" and together with Highwood, the "Sellers").

                                  WITNESSETH:

     WHEREAS, Highwood and Westgate own an aggregate of 62,500 shares of the common stock, US$1.00 par value per share (the "Common Stock"), of Horizon, which represents all of the issued and outstanding shares of Common Stock of Horizon;

     WHEREAS, DSND and Horizon desire to form a strategic alliance pursuant to which they will pursue initiatives in specific areas of the offshore marine construction industry set forth herein;

     WHEREAS, in order to support this strategic alliance and to permit DSND to participate in the anticipated benefits of the alliance to the stockholders of Horizon, DSND will acquire 30% of the outstanding Common Stock of Horizon from the Sellers; and

     WHEREAS, the respective Boards of Directors of each of DSND and Horizon have determined that the transactions provided for in this Agreement are in the best interests of their respective companies and stockholders and have approved and adopted this Agreement.

     NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Section 1.1 Definitions. Defined terms used in this Agreement have the meanings ascribed to them in this Agreement or in Exhibit "A" attached hereto.

                                   ARTICLE II
                               PURCHASE AND SALE

      Section 2.1   Purchase and Sale of Shares.  Subject to the terms of this
Agreement:

          (a) Highwood shall sell to DSND, and DSND shall purchase from Highwood, 9,375 shares of Common Stock at a price of USD 640 per share, for an aggregate purchase price of USD 6,000,000, which purchase price shall be paid by wire transfer of immediately available funds to such account as may be designated by Highwood; and

          (b) Westgate shall sell to DSND, and DSND shall purchase from Westgate, 9,375 shares of Common Stock at a price of USD 640 per share, for an aggregate purchase price of USD 6,000,000, which purchase price shall be paid by wire transfer of immediately available funds to such account as may be designated by Westgate.

      Section 2.2 The Closing. The closing (the "Closing") of the purchase and sale of the shares of Common Stock pursuant to Section 2.1 (the "Shares") shall take place simultaneously with the execution of this Agreement at the offices of Horizon, at 9821 Katy Freeway, Suite 450, Houston, Texas 77024.

      Section 2.3   Closing Deliveries.

          (a) At the Closing, Horizon and the Sellers shall execute and/or deliver to the Buyer:

              (i) Stock certificates evidencing the Shares duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, free and clear of all Liens;

              (ii) The Stockholder's Agreement in the form attached hereto as Exhibit "B" (the "Stockholder's Agreement") and Gunnar Hirsti shall be elected as a director of Horizon;

              (iii) The Memorandum of Agreement and "Barecon 89" Standard Bareboat Charter in the form attached hereto as Exhibit "C" (collectively, the "Vessel Purchase Documents");

              (iv) The Option Agreement in the form attached hereto as Exhibit "D" (the "Option Agreement");

              (v) An opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to Horizon and the Sellers, in the form of Exhibit "E" attached hereto;

              (vi) certified copies of the resolutions duly adopted by Horizon's board of directors authorizing the execution, delivery and performance of this Agreement and each of the Stockholder's Agreement, the Vessel Purchase Documents, the Option Agreement (collectively, the "Alliance Agreements") and the other agreements contemplated hereby and the consummation of all other transactions contemplated by this Agreement; and

              (vii) certified copies of the resolutions duly adopted by the requisite governing bodies of each Seller authorizing the execution, delivery and performance of this Agreement.

          (b)  DSND shall execute and/or deliver to Horizon and the Sellers:

               (i)  The Stockholder's Agreement;

               (ii) The Vessel Purchase Documents;

               (iii) The Option Agreement;

               (iv) An opinion from Gardere, Wynne Sewell & Riggs, L.L.P., special counsel to DSND, in the form attached hereto as of Exhibit "F"; and

               (v) certified copies of the resolutions duly adopted by DSND's board of directors authorizing the execution, delivery and performance of this Agreement and each of the Alliance Agreements and the other agreements contemplated hereby and the consummation of all other transactions contemplated by this Agreement and the purchase of the Shares.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF HORIZON

     Horizon hereby represents and warrants to DSND that:

     Section 3.1 Organization and Corporate Power. Horizon and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or authorized to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or lease of property or conduct of business requires it to so qualify, except for those jurisdictions where the failure to be so qualified or authorized would not have a Material Adverse Effect. Horizon and each of its Subsidiaries have all requisite corporate power and authority necessary to own, lease and operate their respective properties and to carry on their respective businesses as now conducted, and Horizon has all requisite corporate power and authority to execute and deliver this Agreement and each of the Alliance Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to duly perform its obligations hereunder and thereunder.

     Section 3.2    Capital Stock and Related Matters.

     (a) The authorized capital stock of Horizon consists of 35,000,000 shares of Common Stock, of which 62,500 shares are issued and outstanding, and 5,000,000 shares of preferred stock, USD 1.00 par value, none of which are issued and outstanding. Neither Horizon nor any of its Subsidiaries has outstanding any capital stock or securities convertible into or exchangeable for any shares of its capital stock. Neither Horizon nor any of its Subsidiaries is subject to: (i) any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any equity interest in Horizon or any of its Subsidiaries, or (ii) except for shares reserved for issuance under Horizon's stock incentive plan, any options, warrants or other rights to acquire its capital stock or any equity interest in Horizon or any of its Subsidiaries. All the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     (b) There are no statutory or contractual stockholder's preemptive rights, rights of first offer, rights of refusal, co-sale rights or similar rights with respect to any capital stock of Horizon. Except for the Stockholder's Agreement, there are no agreements with respect to the issuance, sale, redemption, transfer, disposition or voting of capital stock of Horizon or any of its Subsidiaries.

     (c) Horizon owns 100% of the issued and outstanding capital stock of each of its Subsidiaries and such capital stock is duly authorized, validly issued, fully paid and nonassessable. Other than the ownership by Horizon of the capital stock of each of its Subsidiaries, Horizon does not (i) beneficially own or own of record any capital stock or security of any other Person or (ii) have any other investment in any other Person.

     Section 3.3 Authorization; No Breach. The execution, delivery and performance of this Agreement and the Alliance Agreements to which Horizon is a party have been duly authorized by all necessary corporate, action on the part of Horizon. This Agreement and each of the Alliance Agreements to which Horizon is a party have been duly and validly executed and delivered by, and constitute valid and binding obligations of, Horizon enforceable in accordance with its respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and
(ii) the availability of equity remedies may be limited by equitable principles of general applicability. The execution and delivery by Horizon of this Agreement and each of the Alliance Agreements to which Horizon is a party and the fulfillment by Horizon of, and the compliance with, the respective terms of this Agreement and the Alliance Agreements to which Horizon is a party do not and shall not (a) (i) conflict with or

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result in a breach of the terms, conditions or provisions of, (ii) constitute a default or any event that with the giving of notice, passage of time or both would constitute a default under, (iii) give rise to any right of termination, cancellation or acceleration or right to increase in any Material respect the obligations or otherwise modify in any Material respect the terms of, (iv) result in a violation of, or (v) require any consent, approval, waiver, order, permit or exemption or other action by or notice, declaration or filing to or with any Governmental Authority pursuant to, the Certificate of Incorporation, By-laws of Horizon or any of its Subsidiaries or any law, contract, permit or order, to which Horizon, any of its Subsidiaries or any of their respective assets is subject or (b) result in the creation or imposition of any Lien upon the capital stock, property or assets of Horizon or any of its Subsidiaries.

      Section 3.4 Financial Statements. Horizon has delivered to DSND copies of the audited consolidated financial statements of Horizon and its Subsidiaries for the year ended December 31, 1996 and the unaudited consolidated financial statements of Horizon and its Subsidiaries for the nine months ended September 30, 1997. All of such financial statements (including in each case any related schedules and notes) fairly present in all material respects the consolidated financial position of Horizon and its Subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of the interim financial statements, to normal year-end adjustments).

      Section 3.5   Litigation; Observance of Agreements, Statutes and Orders.

      (a) Except for that pending litigation entitled Sites v. HLS Offshore, L.L.C., No. 97-22241 of the docket of the 234th Judicial Court of the State of Texas, there are no actions, suits or proceedings pending or, to the knowledge of Horizon, threatened against or affecting Horizon or any Subsidiary or any property of Horizon or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither Horizon nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any Applicable Law, (including without limitation Environmental Laws) which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 3.6 Taxes. Horizon and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good appropriate proceedings and with respect to which Horizon or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Horizon knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.

      Section 3.7 Title to Property; Leases. Horizon and its Subsidiaries have good and marketable title to all of their vessels and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the audited balance sheet referred to in Section 3.4 or acquired by Horizon or any Subsidiary after that date (except as sold or otherwise disposed of). All leases or vessel charters that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 3.8   Licenses, Permits, etc.

      (a) Horizon and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the knowledge of Horizon, Horizon is not infringing in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the knowledge of Horizon, there is no Material violation by any Person of any right of Horizon or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Horizon or any of its Subsidiaries.

      Section 3.9 Environmental Matters. Neither Horizon nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against Horizon or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or their vessels or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to DSND in writing:

      (a) neither Horizon nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to their vessels or other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

      (b) neither Horizon nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or any vessels or other properties and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

      (c) all buildings on all real properties now owned, leased or operated by Horizon or any of its Subsidiaries and any vessels or other properties are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      Section 3.10 Employee Benefit Plans.

      (a) Horizon has made available to DSND complete and correct copies of all written Plans under which Horizon, any of its Subsidiaries or any ERISA Affiliate, have any present or future obligations or liabilities in respect of employees or former employees of Horizon, any of its Subsidiaries or any ERISA Affiliate or their dependents or beneficiaries.

      (b) Horizon and each ERISA Affiliate have operated and administered each Plan in compliance with all Applicable Laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither Horizon nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by Horizon or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Horizon or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     Section 3.1 Insurance. Horizon maintains, or has caused the Subsidiaries to maintain, with financially sound and reputable insurers, insurance policies covering such perils and in such amounts as are usually maintained on vessels engaged in the same or a similar business under blanket fleet policies with respect to vessels of like size, character and marine activity as the vessels owned or operated by Horizon; and such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by Applicable Law, including endorsements for borrowed servant, voluntary compensation and in rem claims.

     Section 3.12 No Finder's Fee. None of Horizon, the Subsidiaries or their officers, directors or employees or Sellers, on behalf of the Company or any Subsidiaries, have employed any broker or finder or incurred any other liability for any brokerage commission, finder's fee or similar compensation in connection with the transactions contemplated by this Agreement, except for a brokerage commission payable to Crossbay Ventures Ltd., which will be paid by Horizon.

                                    ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller hereby severally represents and warrants to DSND that:

     Section 4.1 Title to Shares. Such Seller has good and valid title to the Shares to be sold to DSND pursuant to this Agreement free and clear of all Liens and upon consummation of the transactions contemplated hereby DSND will acquire good and valid title to the Shares free and clear of any Liens, other than (a) those that may arise by virtue of any action taken by or on behalf of DSND, (b) restrictions on transfer that may be imposed by applicable federal or state securities laws, and (c) the Stockholder's Agreement. The Shares constitute 30% of the issued and outstanding shares of the Common Stock. No other Person has any direct or indirect record or beneficial title or interest in or claim of any nature whatsoever to any of such Seller's Shares, and there are no contracts, commitments, undertakings, understandings or other restrictions to which such Seller is a party that directly or indirectly restricts or otherwise limits in any manner the voting, sale, transfer or other disposition of such Shares.

     Section 4.2 Authorizations; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership action on the part of such Seller. This Agreement has been duly and validly executed and delivered by and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (b) the availability of equity remedies may be limited by equitable principles of general applicability. The execution and delivery by such Seller of this Agreement and the fulfillment by such Seller of, and the compliance by such Seller with, the terms of this Agreement do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or an event that with the giving of notice, passage of time or both would constitute a default under or (iii) result in a violation of or require any consent, approval, waiver, order, permit or exemption or other action by or notice, declaration or filing to or with any Governmental Authority pursuant to, the organizational documents of such Seller or any Applicable Law, contract or permit to which such Seller, or any of such Seller's assets, is subject.

     4.3 Access. The Sellers have caused Horizon to make available to DSND all files, agreements, documents and accounts reasonably known to exist to the Seller for the purposes of DSND's "due diligence"exercise.

     Section 4.4 Limitations on Representations and Warranties. Except and as to the extent expressly set forth in this Article IV or included in any writing delivered by the Sellers concurrently herewith or subsequently hereto expressly pursuant to this Agreement, the Sellers make no other representations or warranties, and disclaim all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing), to DSND or any of its employees, agents, consultants or representatives (including, without limitation, any opinion, belief, or advice that may have been provided to DSND).

     Section 4.5 No Finder's Fee. There are no brokerage commissions, finder's fees or similar compensation payable by such Seller or its Affiliates (other than Horizon as specified in Section 3.12 above) in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                     DSND'S REPRESENTATIONS AND WARRANTIES

     DSND hereby represents and warrants to Horizon and the Sellers that:

     Section 5.1 Organization and Corporate Power. DSND is duly organized, validly existing and in good standing under the laws of Norway. DSND has all requisite corporate power and authority to execute and deliver this Agreement and each of the Alliance Agreements, to consummate the transactions contemplated hereby and thereby and to duly perform its obligations hereunder and thereunder.

     Section 5.2 Authorization; No Breach. The execution, delivery and performance of this Agreement and each of the Alliance Agreements have been duly authorized by all necessary corporate action on the part of DSND. This Agreement and each of the Alliance Agreements have been duly and validly executed and delivered by, and constitute valid and binding obligations of, DSND enforceable against DSND in accordance with its respective terms except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution and delivery by DSND of this Agreement and each of the Alliance Agreements and the fulfillment of, and the compliance with, the respective terms of this Agreement and each of the Alliance Agreements by DSND, do not and shall not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, (ii) constitute a default under or any event that with the giving of notice, passage of time or both would constitute a default under, or (iii) result in a violation of, require any consent, approval, waiver, order, permit or exemption or other action by or notice, declaration or filing to or with any

Governmental Authority pursuant to, the corporate organizational documents of DSND, or any Applicable Law, contract, permit or order to which DSND is a named party and subject.

     Section 5.3 Restricted Shares. The Shares purchased hereunder are being acquired by DSND for its own account with the present intention of holding such securities for purposes of investment, and it has no present intention of selling or distributing such securities in any transaction that would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws; provided that nothing contained herein shall prevent DSND and subsequent holders of the Shares from transferring such securities in compliance with applicable law and the Stockholder's Agreement. DSND understands that the Shares have not been registered under the Securities Act, or any, state securities laws by reason of their contemplated issuance hereunder in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of Horizon and others upon these exemptions is predicated in part upon this representation by DSND. DSND further understands that the Shares may not be transferred or resold without (i) registration thereof under the Securities Act and applicable state securities laws or (ii) the availability of an exemption from the registration requirements of the Securities Act and applicable state securities laws.

      Section 5.4 Purchaser Inquiry. DSND and its advisors have reviewed to their satisfaction, the business, management and financial information made available as part of DSND's "due diligence" exercise and have had an opportunity to ask questions of, and receive answers from, Horizon concerning the business, management and financial affairs of Horizon and its subsidiaries, which questions, if any, have been answered to their satisfaction, and have had an opportunity to obtain, and have received, any additional information deemed necessary by them to form a decision concerning DSND's investment in Horizon contemplated herein; provided, however, that none of the foregoing shall limit, diminish or constitute a waiver of any representation, warranty or covenant made under this Agreement by Horizon or any Seller.

     Section 5.5 No Finder's Fee. There are no brokerage commissions, finder's fees or similar compensation payable by DSND or its Affiliates (other than Horizon as specified in Section 3.12 above or any as to which DSND will be responsible for) in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                            DEEPWATER JOINT VENTURE

      Section 6.1 Joint Venture Entity. Horizon and DSND agree to establish (either directly or through Subsidiaries or Affiliates) a joint venture entity (the "JV") to engage in deep water pipe laying and sub sea construction activities. The JV shall be owned thirty percent (30%) by Horizon and seventy percent (70%) by DSND.

      Section 6.2   Joint Venture Vessels.

      (a) DSND shall obtain for the use of the JV a deep water pipelay vessel of the MT 6019 design and associated marine crew and equipment (the "Layspread") having the pipelay specification set forth in Exhibit "G" attached hereto on terms to be agreed by Horizon and DSND but which shall include:

          (i) The Layspread to be made available to the JV on a "call off" basis with commitments made on a "first come - first served" basis;

          (ii) The JV to pay a charter rate for the Layspread of USD 75,000 per day with transit time to and from a point of origin to be billed to the JV at cost;

          (iii) Contract terms to be BIMCO Supplytime 1989, suitably amended;

          (iv) The Layspread to be available to the JV from third quarter 1999 for a guaranteed minimum period of five (5) years and any additional periods for which DSND has the use of the Layspread; and

          (v) DSND to provide construction supervisory personnel with deep water experience to the JV at cost. Horizon to provide other construction personnel to the JV at cost.

      (b) Subject to availability and the needs of the JV, DSND shall use its best efforts to obtain for the use of the JV such other vessels and equipment on such terms as shall be agreed by the parties to the JV.

      Section 6.3 Joint Venture Agreement. The parties hereto agree to use their best efforts to negotiate and execute a Joint Venture Agreement dealing with the organization and operation of the JV by March 31, 1998.

      Section 6.4 Non-Compete. DSND agrees not to compete with the JV for work that could be performed by the Layspread in the following markets for the period referred to in Section 6.2(a)(iv) above:

          (a)  North America
          (b)  Caribbean
          (c)  Venezuela

                                  ARTICLE VII
                                 MISCELLANEOUS

      Section 7.1 DSND Option. In the event the IPO is not completed within 1998 or the Board of Directors of Horizon declares that the IPO will not be completed in 1998, DSND shall have an option to purchase that amount of the Common Stock owned by the Sellers equal to twenty percent (20%) of the issued and outstanding Common Stock of Horizon for a total purchase price of USD 45,000,000. Such purchase shall be completed within thirty (30) days of the exercise of the option. The option shall be exercised by written notice from DSND to Horizon within thirty (30) days after the Board's decision or December 31, 1998, whichever is earlier. If the option is exercised the Board of Directors will be reconstituted so that DSND and the Sellers each designate an equal number of directors.

      Section 7.2 Notice of Intent to Sell. Whether or not the IPO is completed, in the event that the Sellers decide to sell all or any portion of the Common Stock owned by them to any Person then engaged (either directly or through a Subsidiary or an Affiliate) in the offshore construction industry, the Sellers shall give DSND at least twenty (20) business days prior written notice of such intention and shall give DSND the opportunity to make an offer within such period for such Common Stock.

      Section 7.3 Further Assurance. After the Closing, the parties shall execute and deliver such other and further instruments and perform such other and further acts as may be reasonably necessary or desirable for the implementation of this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 7.4 Expenses. Horizon will pay all of its expenses, including attorneys' fees, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. DSND and each of the Sellers will pay all of their own expenses incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby.

     Section 7.5 Survival. The representations and warranties set forth in Articles III, IV and V of this Agreement and in any certificate or instrument delivered in connection herewith shall survive the Closing and continue in full force and effect until the third anniversary of the Closing, following which no party may bring any action or present any claim for the inaccuracy or breach of such representations and warranties. Notwithstanding the foregoing, the representations and warranties set forth in Section 4.1 shall survive the Closing and continue in full force and effect for the applicable statutes of limitations.

     Section 7.6 Entire Agreement. This Agreement (including the exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

     Section 7.7 Successors and Assigns. Except as otherwise expressly provided herein, all agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties.

      Section 7.8   Governing Law.    The internal law, and not the conflict of
laws principles, of the State of Delaware shall govern this Agreement as well as the construction, validity and interpretation of this Agreement and the exhibits hereto.

      Section 7.9 Interpretation. The parties acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      DET SONDENFJELDS - NORSKE
                                      DAMPSKIBSSELSKAB ASA


                                      By:  /s/ Dirk Blaauw
                                           --------------------------------
                                           Name: Dirk Blaauw
                                           Title: Chief Financial Officer

                                      HIGHWOOD PARTNERS, L.P.
                                      By:  Highwood Associates, Inc.
                                           Its General Partner


                                      By:  /s/ Jon Pollock
                                           --------------------------------
                                           Name: Jonathan D. Pollock
                                           Title: President


                                      WESTGATE INTERNATIONAL, L.P.
                                      By:  Martley International, Inc.
                                           Its Attorney-in-Fact


                                      By:  /s/ Paul Singer
                                           ---------------------------------
                                           Name: Paul Singer
                                           Title:


                                      HORIZON OFFSHORE, INC.


                                      By:  /s/ Bill Lam
                                           -----------------------------------
                                           Name: Bill Lam
                                           Title: President

                      ***********************************

         Exhibits B, C and D to the Alliance Agreement are being filed as separate exhibits to this Registration Statement and the remaining exhibits to the Alliance Agreement have been omitted from this filing and will be furnished to the Commission's staff upon request

                      ***********************************



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